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                                                                   EXHIBIT 10.20
                                                                   Page 1

                                ROYALTY AGREEMENT
                                ------------------

          THIS AGREEMENT is made as of this 31st day of August, 1994, by and between LEE PHARMACEUTICALS, INC., a California corporation ("Lee") and THE FLEETWOOD COMPANY, a Delaware corporation ("Fleetwood").

                                    RECITALS

          WHEREAS, Lee has acquired certain Assets, including the Products from Fleetwood pursuant to an Asset Purchase and Sale Agreement between Lee and Fleetwood, dated August 31, 1994 (the "Purchase Agreement");

          NOW, THEREFORE, it is agreed by and between the parties hereto as follows:
          1.   DEFINITIONS.

               (a) "Products" means those Products set forth in Purchase Agreement.
               (b) "Net Sale Price" means the gross sales price paid by any independent purchaser of the Products less any discount, allowances or returns and taxes.
               (c) "Fiscal Period" shall mean the five (5) fiscal years commencing on September 1, 1994 and ending on August 31, 1999.

               (d) "Fiscal Year" shall mean each fiscal year during the Fiscal Period with the first Fiscal Year beginning on the first day in the Fiscal Period.
               (e) "Royalty Period" shall be each fiscal quarter during the Fiscal Period with the first Royalty Period beginning on the first day in the Fiscal Period.
               (f) "Territory" shall mean the United States, its territories and possessions including Puerto Rico and the U.S. Virgin Islands.

               (g) Other terms not defined herein shall have the meaning set forth in the Purchase Agreement.

          2.   ROYALTIES.

               (a) ROYALTY RATE. Lee shall pay royalties to Fleetwood for all Products sold or otherwise disposed of subsequent to the date of this Agreement by Lee in the Territory during the Fiscal Period, at the rate equal to twelve percent (12%) of the Net Sales Price of each Product so sold during the Fiscal Period in the Territory (the "Royalties") ; provided, however, Lee shall pay a "Minimum Royalty" for the first three Fiscal Years as set forth in Section 2(b) hereof. To the extent that the aggregate amount of Royalties actually earned for any of such Royalty Period, or any prior Royalty Period, exceeds the Minimum Royalty due for such respective Royalty Period, such excess amounts which have not been previously used to credit towards a Minimum Royalty for a Royalty Period, shall be applied against the Minimum Royalty due in any subsequent Royalty Period.

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                                                                   EXHIBIT 10.20
                                                                   PAGE 2

               (b) MINIMUM AND MAXIMUM ROYALTIES. Notwithstanding Section 2(a) hereof, Lee shall pay Fleetwood Minimum Royalties in an amount equal to Two Hundred Forty-Seven Thousand Seven Hundred Twenty-Five Dollars ($247,725), payable in thirty-six (36) monthly installments, at the rate of Six Thousand Eight Hundred Eighty-One Dollars and Twenty-Five Cents ($6,881.25) beginning on September 30, 1994 and continuing on the last day of each month for the next thirty-five (35) months. In no case shall the Royalties payable under Section 2(a) hereof and this Section 2(b) exceed in the aggregate Two Hundred Forty-Seven Thousand Seven Hundred Twenty-Five Dollars ($247,725).

               (c) ROYALTY PAYMENT. The aggregate amount of Royalties accruing during each Royalty Period pursuant to Section 2(a) hereof is hereinafter referred to as the "Royalty Payment." The Royalty Payment shall be made by Lee to The Fleetwood Company, 1500 Brook Drive, Downers Grove, Illinois 60515-1093 (at such place as Fleetwood shall notify Lee in writing) within thirty (30) days of the end of each Royalty Period included within the Fiscal Period in which a sale or other disposition of a Product takes place in the Territory for such Royalty Period, at which time there shall be delivered to Fleetwood an accounting of the operations upon which such Royalty Payment is based, certified by an officer of Lee, which accounting and certification shall be in form and substance reasonably satisfactory to Fleetwood.

               (d) ROYALTY TERM. Unless otherwise terminated sooner, this Agreement and all obligations of Lee to pay Royalties on sales of the Product in the Territory shall terminate on August 31, 1999 (except payments due up to and including, but not paid by August 31, 1999) or when an aggregate of Two Hundred Forty-Seven Thousand Seven Hundred Twenty-Five Dollars ($247,725) of total royalty payment has been made.

          3. FUTURE PATENTS. All inventions registered with the United States or any foreign patent office and any and all rights thereunder, both domestic and international, relating to the Products or the method of manufacturing, using or selling the Products that may be obtained, discovered or made by Lee during the term of this Agreement shall be the property of Lee and Fleetwood shall have no rights therein, except the rights to the Royalties.

          4. PROTECTION OF CONFIDENTIAL INFORMATION. Lee and Fleetwood shall each take all steps which are necessary or reasonable to safeguard the secrecy and confidentiality of information related to the Products.

          5. RIGHTS. After this Agreement terminates, Lee shall have the right to manufacture and sell anywhere in the world, the Products without payment of any further royalties.

          6. GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of the State of California.

          7. ENTIRE AGREEMENT. This Agreement and the Purchase Agreement contain the entire agreement of the parties with respect to the subject matter hereof. This Agreement may not be changed orally, but only by written agreement of both parties hereto.

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                                                                   EXHIBIT 10.20
                                                                   PAGE 3

          8. SEVERABILITY. In the event that any provision of this Agreement is adjudicated invalid, illegal or unenforceable, such adjudication will not affect the validity, legality or enforceability of any other provision, and this Agreement will be construed as though such invalid, illegal or unenforceable provisions had never been contained herein.

          9. RELATIONSHIP OF PARTIES. Nothing in this Agreement will be deemed to create a relationship of employment or agency or to constitute the parties as partners or joint venturers.

          10. CAPTIONS. The underlined captions are included herein for convenience and do not constitute a part of this Agreement.

          11. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

          12. EXPENSES OF PROCEEDINGS. In the event that any party hereto brings any type of proceeding to enforce the terms and conditions of this Agreement, the prevailing party in such proceeding shall be entitled to recover from the unsuccessful party all incidental costs and reasonable attorneys' and paralegal's fees incurred by said prevailing party.

          13. NOTICES. Notices will be deemed given when received if sent by telecopy, hand delivery, or mailed, first class and postage prepaid to the following address or to such other address as either party may notify the other in writing:
                    If to Lee:

                    LEE PHARMACEUTICALS, INC.
                    1434 Santa Anita Avenue
                    South El Monte, CA   91733-3312
                    Attention:  Ronald G. Lee, President

                    With a copy to:

                    Ronald P. Givner, Esq.
                    Jeffer, Mangels, Butler & Marmaro
                    2121 Avenue of the Stars
                    Tenth Floor
                    Los Angeles, CA  90067

                    If to Fleetwood:

                    THE FLEETWOOD COMPANY
                    1500 Brook Drive
                    Downers Grove, IL  60515-1093
                    Attention:  Nelson McMahon, President

                    With a copy to:

                    James S. Jarvis, Esq.
                    Aronberg Goldgehn Davis & Garmisa
                    One Chicago Plaza, Suite 3000
                    Chicago, IL  60611-3633

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                                                                   EXHIBIT 10.20
                                                                   PAGE 4

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                          LEE PHARMACEUTICALS, INC.




                          By: RONALD G. LEE
                              ------------------------------
                              Ronald G. Lee, President



                          THE FLEETWOOD COMPANY




                          By: NELSON MC MAHON
                              ------------------------------
                              Nelson McMahon, President




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